                                 EXHIBIT 25(a)

              STATEMENT OF ELIGIBILITY OF NOTE TRUSTEE ON FORM T-1





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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)        [__]

                             ----------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                            13-5160382
(State of incorporation                             (I.R.S. employer
if not a U.S. national bank)                        identification no.)

48 Wall Street, New York, N.Y.                      10286
(Address of principal executive offices)            (Zip code)


                             ----------------------

                  Central Louisiana Electric Company, Inc.
             (Exact name of obligor as specified in its charter)

Louisiana                                           72-0244480
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification no.)

2030 Donahue Ferry Road
Pineville, Louisiana                                 71360-5226
(Address of principal executive offices)            (Zip code)

                             ----------------------


                              Medium Term Notes
                     (Title of the indenture securities)

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
1.       General information.  Furnish the following information as to the
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         ---------------------------------------------------------------------------
                    Name                                         Address
         ---------------------------------------------------------------------------
         Superintendent of Banks of the State         2 Rector Street, New York,
         of New York                                  N.Y. 10006, and Albany, N.Y.
                                                      12203

         Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                      N.Y. 10045

         Federal Deposit Insurance Corporation        Washington, D.C. 20429

         New York Clearing House Association          New York, New York

         (b)     Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.   (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of April, 1996.


                                        THE BANK OF NEW YORK


                                        By: /s/ PAUL J. SCHMALZEL
                                            ------------------------------
                                            Name:  PAUL J. SCHMALZEL
                                            Title: ASSISTANT TREASURER

                                                                       EXHIBIT 7


                      Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10266
                     And Foreign and Domestic Subsidiaries
a member of the Federal Reserve System at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of the District pursuant to the provision of the Federal Reserve Act.

                                                                   Dollar Amounts
ASSETS                                                               in Thousands
Cash and balances due from depository instructions:
   Noninterest-bearing balances and currency and coin   . . . . .  $    4,500,312
   Interest-bearing balances  . . . . . . . . . . . . . . . . . .         643,838
Securities:
   Hold-to-maturity securities  . . . . . . . . . . . . . . . . .         806,221
   Available-for-sale securities  . . . . . . . . . . . . . . . .       2,036,768
Federal funds sold and securities purchased under agreements to resell in domestic officers of the bank:
   Federal funds sold   . . . . . . . . . . . . . . . . . . . . .       4,165,720
   Securities purchased under agreements to resell  . . . . . . .          50,413
Loans and lease financing receivables:
   Loans and leases, net of unearned income . . . . . . . . . . .      27,068,535
   LESS: Allowance for loan and lease losses  . . . . . . . . . .         520,024
   LESS: Allocated transfer risk reserve  . . . . . . . . . . . .           1,000
   Loans and leases, net of unearned income and allowances, and
         reserve  . . . . . . . . . . . . . . . . . . . . . . . .      26,547,511
Assets held in trading accounts . . . . . . . . . . . . . . . . .         758,462
Premiums and fixed assets (including capitalized leases). . . . .         615,330
Other real estate owned . . . . . . . . . . . . . . . . . . . . .          63,769
Investments in unconsolidated subsidiaries and associated
   companies    . . . . . . . . . . . . . . . . . . . . . . . . .         223,174
Customers' liability to this bank on acceptance outstanding . . .         900,795
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . .         212,220
Other assets    . . . . . . . . . . . . . . . . . . . . . . . . .       1,186,274
                                                                   --------------
Total assets    . . . . . . . . . . . . . . . . . . . . . . . . .  $   42,711,907
                                                                   ==============

LIABILITIES
Deposits:
   In domestic offices  . . . . . . . . . . . . . . . . . . . . .  $   21,248,127
   Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .       8,172,079
   Interest-bearing   . . . . . . . . . . . . . . . . . . . . . .      12,076,048
   In foreign offices, Edge and Agreement subsidiaries and BFs  .       9,535,088
   Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .          64,417
   Interest-bearing   . . . . . . . . . . . . . . . . . . . . . .       9,470,671
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in BFs:
   Federal funds purchased  . . . . . . . . . . . . . . . . . . .       2,095,668
   Securities sold under agreements to repurchase   . . . . . . .          69,212
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . .         107,340
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . .         615,718
Other borrowed money:
   With original maturity of one year or less   . . . . . . . . .       1,638,744
   With original maturity of more than one year   . . . . . . . .         120,863
Bank's liability on acceptances secured and outstanding . . . . .         909,527
Subordinated notes and debentures . . . . . . . . . . . . . . . .       1,047,660
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . .       1,838,679
                                                                   --------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . .      39,224,720
                                                                   --------------

EQUITY CAPITAL
Common stock    . . . . . . . . . . . . . . . . . . . . . . . . .         942,284
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         525,866
Undivided profits and capital reserves  . . . . . . . . . . . . .       1,905,315
Net unrealized holding gains (losses) on available-for-sale
   securities   . . . . . . . . . . . . . . . . . . . . . . . . .          29,668
Cumulative foreign currency translation adjustments . . . . . . .          (5,747)
                                                                   --------------
Total equity capital  . . . . . . . . . . . . . . . . . . . . . .       3,487,187
                                                                   --------------
Total liabilities and equity capital  . . . . . . . . . . . . . .  $   42,711,907
                                                                   ==============

         I, Robert E. Kaufman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Kaufman

         We, the undersigned directors attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         J. Carter Bacci          )
         Thomas A Hertyl          )        Directors
         Alan R. Griffith         )